Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Boston Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	1,245,000	—	(1)	—	—	S-3	333-238620	May 22, 2020	$12,135.48

	Total Offering Amounts					(1)		(1)

	Total Fees Previously Paid							(1)

	Total Fee Offsets							(1)

	Net Fee Due							$0

(1)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement only includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement consist of 1,245,000 unsold shares of common stock previously registered on the Registrant’s registration statement on Form S-3 filed on May 22, 2020 (Registration No. 333-238620), which we refer to as the “2020 Registration Statement.” Such unsold shares of common stock were originally registered on the Registrant’s registration statement on Form S-3 filed on June 23, 1999 (Registration No. 333-81355), which we refer to as the “1999 Registration Statement,” and, in connection with the original registration of such unsold shares of common stock on the 1999 Registration Statement, the Registrant paid a registration fee of $12,135.48, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The securities originally registered under the 1999 Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 1999 Registration Statement to the Registrant’s Registration Statement on Form S-3 filed on November 12, 2008 (Registration No. 333-155306), the Registrant’s Registration Statement on Form S-3 filed on August 9, 2011 (Registration No. 333-176158), the Registrant’s Registration Statement on Form S-3 filed on August 6, 2014 (Registration No. 333-197897), the Registrant’s Registration Statement on Form S-3 filed on August 4, 2017 (Registration No. 333-219694) and the 2020 Registration Statement.